Exhibit 5.1

July 16, 2018

Encore Capital Group, Inc.

and

Encore Capital Europe Finance Limited

3111 Camino Del Rio North, Suite 103

San Diego, California 92108

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Encore Capital Group, Inc., a Delaware corporation (“Encore Capital”), in connection with the registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 16, 2018, registering the offer and sale, from time to time, of (i) shares of Encore Capital’s common stock, $0.01 par value per share (“Common Stock”); (ii) debt securities of Encore Capital (the “Encore Capital Debt Securities”) to be issued pursuant to an indenture (the “Encore Capital Base Indenture”) to be entered into by Encore Capital, as issuer, and the trustee to be named therein, as trustee (the “Encore Capital Trustee”) (a form of which indenture is included as Exhibit 4.6 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (the Encore Capital Base Indenture, together with the applicable board resolutions, supplements or officer’s certificates pertaining to the applicable series of Encore Capital Debt Securities, the “Encore Capital Indenture”); (iii) debt securities of Encore Capital Europe Finance Limited (“Encore Finance”), a public limited company incorporated under the laws of Jersey and wholly owned subsidiary of Encore Capital (the “Encore Finance Debt Securities” and, together with Encore Capital Debt Securities, the “Debt Securities”), to be issued pursuant to an indenture (the “Encore Finance Base Indenture”) to be entered into by Encore Finance, as issuer, and the trustee to be named therein, as trustee (the “Encore Finance Trustee”) (a form of which indenture is included as Exhibit 4.6 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (the Encore Finance Base Indenture, together with the applicable board resolutions, supplements or officer’s certificates pertaining to the applicable series of Encore Finance Debt Securities, the “Encore Finance Indenture”); and (iv) full and

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unconditional guarantees of Encore Finance Debt Securities by Encore Capital (in such capacity, the “Guarantor”) to be issued pursuant to the Encore Finance Indenture pertaining to the applicable series of Encore Finance Debt Securities (the “Debt Guarantees”). The Common Stock, Debt Securities, and Debt Guarantees are referred to herein collectively as the “Securities.” The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Encore Capital, Encore Finance and others as to factual matters, without having independently verified such factual matters.

We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 2, 3 and 4 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Jersey are addressed in the letter of Mourant Ozannes, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When an issuance of Common Stock has been duly authorized by all necessary corporate action of Encore Capital, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that Encore Capital will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.    When (a) the Encore Capital Base Indenture has been duly authorized, executed and delivered by Encore Capital and the Encore Capital Trustee, (b) the specific terms of a particular series of Encore Capital Debt Securities have been duly established in accordance with the terms of the Encore Capital Base Indenture and such establishment and the issuance of such Encore Capital Debt Securities have been authorized by all necessary corporate action of Encore Capital, and (c) such Encore Capital Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Encore Capital Indenture pertaining to such series of Encore Capital Debt Securities and in the manner

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contemplated by the Registration Statement and the applicable Prospectus and by such corporate action, then such Encore Capital Debt Securities will be the legally valid and binding obligations of Encore Capital, enforceable against Encore Capital in accordance with their terms.

3.    When (a) the Encore Finance Base Indenture has been duly authorized, executed and delivered by Encore Finance and the Encore Finance Trustee, (b) the specific terms of a particular series of Encore Finance Debt Securities have been duly established in accordance with the terms of the Encore Finance Base Indenture and such establishment and the issuance of such Encore Finance Debt Securities have been authorized by all necessary corporate or other action of Encore Finance, and (c) such Encore Finance Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Encore Finance Indenture pertaining to such series of Encore Finance Debt Securities and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such corporate or other action, then such Encore Finance Debt Securities will be the legally valid and binding obligations of Encore Finance, enforceable against Encore Finance in accordance with their terms.

4.    When (a) the Encore Finance Base Indenture has been duly authorized, executed and delivered by Encore Finance and the Encore Finance Trustee, (b) the specific terms of a particular series of Encore Finance Debt Securities have been duly established in accordance with the terms of the Encore Finance Base Indenture have, and such establishment and the issuance of such Encore Finance Debt Securities have been authorized by all necessary corporate or other action of Encore Finance, (c) such Encore Finance Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Encore Finance Indenture pertaining to such series of Encore Finance Debt Securities and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such corporate or other action, (d) the specific terms of a particular Debt Guarantee of such series of Encore Finance Debt Securities by the Guarantor have been duly established in accordance with such Encore Finance Indenture and authorized by all necessary corporate action of the Guarantor, (e) a supplement to the Encore Finance Base Indenture providing for such Debt Guarantee has been duly authorized by all necessary corporate or other action of the Guarantor and Encore Finance and duly executed and delivered by each party thereto, and (f) such Debt Guarantee has been duly executed, issued and delivered in accordance with such Encore Finance Indenture, including such supplement, and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such corporate or other action, then such Debt Guarantee will be a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for

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the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) waivers of rights or defenses, including those contained in Section 3.4 of the Encore Capital Base Indenture and Section 3.4 of the Encore Finance Base Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (f) the creation, validity, attachment, perfection or priority of any lien or security interest; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights; (l) proxies, powers and trusts; (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (n) provisions purporting to make a guarantor primarily liable rather than as a surety; (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed that (a) each of the Debt Securities, Debt Guarantees, the Encore Capital Indenture and the Encore Finance Indenture, all supplements to the foregoing, and other agreements or instruments governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York; (b) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto; (c) except to the extent expressly provided in paragraph 2, 3 or 4 above, each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms; and (d) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose

July 16, 2018

consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP